Exhibit 4.3
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MOLINA HEALTHCARE, INC.
3.75% Convertible Senior Notes due 2014

No. 1	$200,000,000
CUSIP No. 60855R AA8
     Molina Healthcare, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture, as supplemented by the First Supplemental Indenture, referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Million Dollars (which amount may from time to time be increased or decreased to such other principal amounts by adjustments made on the records of the Trustee as set forth in Schedule B hereto, as Custodian of the Depository, in accordance with the rules and procedures of the Depository) on October 1, 2014.
     The Notes bear interest at the rate of 3.75% per year from the date of original issuance of the Notes, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date. Interest is payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 2008, to holders of record at the close of business on the preceding March 15 and September 15, respectively.
     Payment of the principal of and interest accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest may be paid by check mailed to such holder’s address as it appears in the Security Register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder’s Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable record date; provided that any payment to the Depository or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depository or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee) at least two days prior to the applicable record date.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into cash and Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture, as supplemented by the First Supplemental Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
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     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MOLINA HEALTHCARE, INC.
By:	/s/ John C. Molina
	Name:	John C. Molina
	Title:	Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture, as supplemented by the First Supplemental Indenture.

By:	/s/ Claude Acoba
Authorized Officer

MOLINA HEALTHCARE, INC.
3.75% Convertible Senior Notes due 2014
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.75% Convertible Senior Notes due 2014 (herein called the “Notes”), limited, subject to certain exceptions, to the aggregate principal amount of $200,000,000 all issued or to be issued under and pursuant to an Indenture dated as of October 11, 2007 (herein called the “Indenture”), as supplemented by the First Supplemental Indenture, dated as of October 11, 2007 (herein called the “First Supplemental Indenture”), and as further amended and supplemented from time to time, between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount under the Indenture and the First Supplemental Indenture, with the same terms and the same CUSIP number as the Notes offered hereby, provided that no such additional Notes may be issued with the same CUSIP number as the Notes issued hereby unless such additional notes are fungible with the Notes issued hereby for United States federal income tax purposes.
     In case an Event of Default, as defined in the Indenture and the First Supplemental Indenture, shall have occurred and be continuing, the principal of, and accrued and unpaid interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture and the First Supplemental Indenture.
     Subject to the terms and conditions of the Indenture and the First Supplemental Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the maturity date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture and the First Supplemental Indenture contain provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the

Notes at the time outstanding, evidenced as in the Indenture and the First Supplemental Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the First Supplemental Indenture or of any other supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 902 of the Indenture or any of the changes set forth in Section 6.02 of the First Supplemental Indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture and the First Supplemental Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and the First Supplemental Indenture and its consequences except as provided in the Indenture and the First Supplemental Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture and the First Supplemental Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Note or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.
     Upon the occurrence of a “Fundamental Change,” the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to 100% of the principal amount of the Notes such holder elects to require the Company to repurchase, together with accrued and unpaid interest, to but excluding the date fixed for repurchase. The Company or, at the written request of the Company, the

Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth day after the occurrence of such Fundamental Change.
     Subject to the provisions of the Indenture and the First Supplemental Indenture, the holder hereof has the right, at its option, on and after July 1, 2014, or earlier upon the occurrence of certain conditions specified in the First Supplemental Indenture and prior to the close of business on the Scheduled Trading Day immediately preceding the maturity date, to convert any Notes or portion thereof which is $1,000 or an integral multiple thereof, into cash and, if applicable, shares of Common Stock, in each case at a Conversion Rate specified in the First Supplemental Indenture, as adjusted from time to time as provided in the First Supplemental Indenture, upon surrender of this Note, together with a conversion notice as provided in the First Supplemental Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The initial Conversion Rate shall be 21.3067 shares for each $1,000 principal amount of Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the First Supplemental Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the First Supplemental Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture and the First Supplemental Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.
     The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other

Conversion Agent nor any Note registrar shall be affected by any notice to the contrary.
     No recourse for the payment of the principal of, or accrued and unpaid interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, the First Supplemental Indenture or any other indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
     Terms used in this Note and defined in the Indenture or the First Supplemental Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT

Custodian

(Cust)

TEN ENT — as tenants by the entireties

(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act ________ (State)
Additional abbreviations may also be used
though not in the above list.

SCHEDULE B
MOLINA HEALTHCARE, INC.
3.75% Convertible Senior Notes due 2014
          No. _______

Authorized Signature
		Notation Explaining Principal	of Trustee or
Date	Principal Amount	Amount Recorded	Custodian